Exhibit 99.1

Inogen Announces Leadership Transition

Chief Operating Officer Andy Reding Appointed President and Chief Executive Officer

BEVERLY, Mass., November 5, 2026 – Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced that its Board of Directors has appointed Andy Reding, the Company’s Chief Operating Officer, as President and Chief Executive Officer and a member of the Board of Directors. Mr. Reding succeeds Kevin Smith.

Mr. Reding has more than 30 years of experience in medical technology, including commercial operations, product development, respiratory care, and healthcare reimbursement. Prior to joining Inogen as COO in July 2026, he served as Chief Commercial Officer of Viant Medical, where he led the company’s global commercial organization and teams supporting complex medical-device design and manufacturing programs. Before that, he served as Vice President and General Manager of Hillrom Respiratory Health from 2015 to 2020, leading the business across sales, marketing, customer service, and research and development.

“With an expanded range of respiratory therapies and a growing international presence, Inogen has a significant opportunity to build on its strengths and drive sustainable, profitable growth,” said Elizabeth Mora, Chairperson of Inogen’s Board of Directors. “At the same time, we must do more to improve performance to capture the opportunity in front of us, and the Board has determined that now is the right time to make this transition. Andy brings proven experience in building high-performing teams and scaling complex medtech businesses like ours. He played a central role in the Rotech divestiture announced in September, which we expect will advance our shift toward a more streamlined commercial model. We believe his expertise in respiratory care and medical technology, together with his background leading commercial and operational organizations, makes him ideally positioned to lead Inogen through our next phase of growth.”

“I joined Inogen in July because I believe in the Company’s mission of improving the quality of life for people living with chronic respiratory conditions,” said Mr. Reding. “Over the last few months, my excitement about Inogen and our opportunities grew. I came to better understand and appreciate the strength of our team, our differentiated product portfolio, and our deep customer relationships. I also see significant opportunities for us to sharpen our focus, strengthen execution, and expand access to our innovative respiratory solutions, and I look forward to working with the team as we focus on creating value for customers and shareholders.”

Ms. Mora added, “On behalf of the Board, we are grateful for Kevin’s leadership and for the role he has played in helping broaden and expand Inogen’s reach.”

Third Quarter 2026 Financial Results

Today, the Company will separately announce financial results for the third quarter ended September 30, 2026, and host a conference call with investors and analysts at 5:00 p.m. ET.

About Andy Reding

Andy Reding joined Inogen as the Chief Operating Officer in July 2026. Prior to that, he served as Chief Commercial Officer of Viant Medical, where for more than six years he led teams supporting complex medical-device design and manufacturing programs. Mr. Reding has extensive respiratory care experience as he served as Vice President and General Manager of Hillrom Respiratory Health, where he led sales, marketing, customer service, research and development, reimbursement, and third-party billing. During his tenure, his team expanded the sales force, developed new products, and successfully navigated FDA and CMS requirements to bring innovative products to market. Mr. Reding holds a Master of Business Administration from the University of South Carolina and a bachelor’s degree from Marquette University.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing and completion of the transaction; the expected classification of the Rental Business as discontinued operations; any anticipated net proceeds; the use of transaction proceeds; the Company’s share repurchase program and anticipated share repurchases thereunder; the expected impact on Inogen’s revenue growth, margins, profitability and financial profile; the transition and continued servicing of rental patients; market adoption of portable oxygen concentrators; Inogen’s go-to-market strategy; future product launches and commercialization strategies; and Inogen’s ability to drive growth, innovation and shareholder value. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks related to satisfaction of closing conditions, execution of the patient transition, accounting treatment of the transaction, the amount of net proceeds ultimately received, the timing and amount of share repurchases, market acceptance of Inogen’s products, competition, reimbursement, Inogen’s sales and distribution capabilities, planned product development and commercialization activities , Inogen’s ability to realize the benefits of the supply agreement and other risks associated with its operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2025, its Quarterly Reports on Form 10-Q for the periods ended March 31, and June 30, 2026, and in its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release, and Inogen undertakes no obligation to update them except as required by law.

Contact
ir@inogen.net